EXHIBIT 10.1

List of Officers and Directors Entering Into Indemnification Agreements

Name	Position	Date of Agreement
Adam S. Berger	Chief Executive Officer and Director	July 9, 2007
Gregory R. Liberman	President and Chief Operating Officer	July 9, 2007
Mark G. Thompson	Chief Financial Officer	July 9, 2007
Joshua A. Kreinberg	General Counsel and Corporate Secretary	July 9, 2007
Gregory J. Franchina	Chief Information Officer	July 9, 2007
Michael E. Brown	Director	July 9, 2007
Jonathan B. Bulkeley	Director	July 9, 2007
Benjamin A. Derhy	Director	July 9, 2007
Christopher S. Gaffney	Director	July 9, 2007
Michael A. Kumin	Director	July 9, 2007
Thomas G. Stockham	Director	August 1, 2007